UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2007

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 3350 New York, New York 10271
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 348-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

                On December 16, 2007, ACI Worldwide, Inc. (the “Company”) entered into a Master Alliance Agreement and related agreements (collectively, the “Alliance Agreement”) with International Business Machines Corporation (“IBM”) to create a strategic alliance between the parties (the “Alliance”).  Pursuant to the Alliance Agreement, the Company will enable its payment application software products on certain of IBM’s hardware platforms, including the IBM System z Platform and the parties will collectively enter into sales and marketing efforts to offer a combination of ACI and IBM solutions.  The initial term of the Alliance Agreement is five years, commencing on December 16, 2007, but will continue thereafter for up to ten years unless otherwise terminated in accordance with the terms of the Alliance Agreement.

                Under the terms of the Alliance Agreement, on December 16, 2007, IBM paid the Company an initial payment of $33,333,334.00 which represents the estimated value of the warrants described below.  The actual value of the warrants will be determined by an independent third-party appraiser as soon as practicable.  Under the Alliance Agreement, IBM will also pay to the Company an additional $33,333,333.00 on or before March 31, 2008, upon the satisfaction of certain conditions, a portion of which is subject to refund by the Company to IBM in certain circumstances.  The Company could also receive additional incentive payments under the Alliance Agreement based upon certain revenue recognized by IBM as a result of the Alliance.

                In connection with the Alliance Agreement, the parties also entered into (i) an Enablement Assistance Agreement (the “Enablement Agreement”) which establishes the framework for the Company’s optimization of its payment application software, including retail and wholesale applications, on certain of IBM’s platforms to develop new and enhance existing payment products and (ii) a Sales and Marketing Agreement (the “Sales and Marketing Agreement”) to identify and pursue opportunities to provide a combined solution offering consisting of each party’s services and the Company’s payment application software on certain of IBM’s platforms.  Under the terms of the Enablement Agreement, the Company will fund the costs associated with the optimization of the Company’s application software on certain of IBM’s platforms, a portion of which is subject to partial reimbursement by IBM upon the achievement of specified incentives.

                In connection with the Alliance Agreement, on December 16, 2007, the Company issued to IBM (i) a warrant to purchase 1,427,035 shares of the Company’s common stock, par value, $0.05 per share, with an exercise price of $27.50 per share and (ii) a warrant to purchase 1,427,035 shares of common stock at an exercise price of $33.00 per share. The warrants are exercisable at any time prior to the fifth anniversary of the Alliance Agreement.   The Company has also granted IBM certain registration rights with respect to the shares of the underlying warrants.  The private placement was made pursuant Section 4(2) of the Securities Act of 1933, as amended.

Item 3.02  Unregistered Sales of Equity Securities.

                See Item 1.01 above.

Item 9.01.  Financial Statements and Exhibits.

99.1	Press Release dated December 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

/s/ Henry C. Lyons
Henry C. Lyons
Senior Vice President and Chief Financial Officer

Date: December 17, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated December 17, 2007.